Exhibit 10.91
SERIES C PERPETUAL, CONVERTIBLE, PARTICIPATING PREFERRED STOCK
PURCHASE AGREEMENT
          SERIES C PERPETUAL, CONVERTIBLE, PARTICIPATING PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of March 1, 2009, between AIG CREDIT FACILITY TRUST, a trust established for the sole benefit of the United States Treasury (the “Trust”), and AMERICAN INTERNATIONAL GROUP, INC., a Delaware corporation (the “Company”). In this Agreement, references to the Trust shall include the Trustees acting in their capacities as such trustees as the context may require. Reference is made to Article 1 below for the meaning of certain capitalized terms used herein.
Background
          A. Pursuant to Section 13(3) of the Federal Reserve Act, 12 U.S.C. § 343, the Board of Governors of the Federal Reserve System determined that unusual and exigent circumstances existed both with respect to the financial condition of the Company and its likely impact on the nation’s economic stability, and the stability of the nation’s financial and banking systems, and authorized the Federal Reserve Bank of New York (the “FRBNY”), subject to certain conditions, to extend credit to the Company pursuant to a credit agreement, dated as of September 22, 2008, between the Company and the FRBNY (as amended from time to time, the “Credit Agreement”).
          B. The Company is obligated under the Credit Agreement to issue the Shares (as defined below) to the Trust for the sole benefit of the United States Treasury, and the issuance of the Shares to the Trust is intended to provide compensation for the assumption of the risks arising from the Credit Agreement and to reduce those risks.
          C. Pursuant to Section 5.11 of the Credit Agreement, the Company and the Trust are entering into this Agreement because the FRBNY has determined that this Agreement is necessary to effect the issuance of the Shares.
          THEREFORE, the parties hereto agree as follows:
Terms and Conditions
1. DEFINITIONS
          Capitalized terms used and not defined in this Agreement shall have the meanings set forth in the Credit Agreement.
          As used in this Agreement, the following terms shall have the meanings set forth below:
“Charter” means the Company’s Restated Certificate of Incorporation, as amended from time to time.
“Common Stock” has the meaning set forth in the Certificate of Designations (as defined in Section 3.2 below).
“Effective Date” means the date on which this Agreement shall have been executed and delivered by all of the parties hereto.

“Equity Units” means the Equity Units issued by the Company pursuant to the Purchase Contract Agreement.
“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, estate, unincorporated organization, government or political subdivision thereof, government agency or instrumentality, or any other entity whatsoever.
“Purchase Contract Agreement” means the Purchase Contract Agreement dated May 16, 2008 between the Company and The Bank of New York.
“Securities Act” means the Securities Act of 1933, as amended from time to time.
“Series C Preferred Stock” means the Series C Perpetual, Convertible, Participating Preferred Stock of the Company, the Certificate of Designations for which is substantially in the form of Exhibit A hereto.
“Series D Preferred Stock” means the Series D Fixed Rate Cumulative Perpetual Preferred Stock of the Company.
“Series D Preferred Stock Purchase Agreement” means the Securities Purchase Agreement dated as of November 25, 2008, between the Company and United States Department of the Treasury.
“Underlying Shares” mean shares of Common Stock or other securities issuable upon conversion of the Series C Preferred Stock.
“SEC” means the U.S. Securities and Exchange Commission or any successor thereto.
“Trustees” means the trustees of the Trust acting in their capacities as such trustees.
“Warrant” means the warrant issued by the Company to the United States Department of the Treasury concurrently with the issuance of the Series D Preferred Stock.
2. PURCHASE OF SERIES C PREFERRED STOCK
     2.1. Agreement to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, on the Closing Date the Company shall issue and sell to the Trust, and the Trust shall purchase (the “Purchase”) from the Company, 100,000 (one hundred thousand) shares of Series C Preferred Stock, par value $5.00 per share (the “Shares”), with an initial liquidation preference equal to $5 (five dollars) per share ($500,000 (five hundred thousand dollars) liquidation preference in the aggregate), at the purchase price of $500,000 (five hundred thousand dollars), with an understanding that additional and independently sufficient consideration was also furnished by FRBNY in the form of its lending commitment under the Credit Agreement (the “Purchase Price”).
     2.2. Payment and Delivery. Payment of the cash portion of the Purchase Price was made to the Company by FRBNY at the closing of the Credit Agreement as a credit against a fee payable by the Company in accordance with Section 4.02(e) of the Credit Agreement. Certificates for the Shares shall be registered for the sole benefit of the United States Treasury in the name of the Trustees in their capacities as trustees of the Trust. The certificates evidencing the Shares shall be delivered to the Trust on the third Business Day immediately succeeding the Effective Date (or such later date as shall be agreed by the parties hereto) (the “Closing Date”), with any stock transfer taxes payable in connection with the transfer of the Shares to the Trust duly paid. Such payment and delivery are hereinafter referred to as the “Closing”.
3. CONDITIONS TO PURCHASER’S OBLIGATIONS
          The obligation of the Trust to accept delivery of the Shares on the Closing Date is subject to the following conditions:
     3.1. The Trust shall have received on the Closing Date a certificate, dated the Closing Date and signed by the Chief Executive Officer, the President, any Executive or Senior Vice President or any Vice President and a principal financial or accounting officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct, in all material respects, as of the Closing Date and that the Company has complied, in all material respects, with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.
     3.2. The Company shall have duly adopted and filed with the Secretary of State of the State of Delaware the Certificate of Designations for the Series C Preferred Stock substantially in the form of Exhibit A hereto (the “Certificate of Designations”) and such filing shall have been accepted.
     3.3. The Trust shall have received on the Closing Date an opinion of (i) Sullivan & Cromwell LLP, special counsel for the Company, dated the Closing Date and in form and substance as set forth in Exhibit B and (ii) Kathleen E. Shannon, Senior Vice President, Secretary and Deputy General Counsel of the Company, dated the Closing Date and in form and substance as set forth in Exhibit C.
     3.4. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby, and all documents and instruments incident to such transactions, shall be reasonably satisfactory in substance to the Trust and its counsel.
4. REPRESENTATIONS
          The Company represents and warrants as of the Effective Date and the Closing Date as follows:
     4.1. Organization; Powers. The Company (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite corporate power and authority to own its property and assets and to carry on its business, in all material respects, as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect and (d) has the power and authority to execute, deliver and perform its obligations under this Agreement.
     4.2. Organizational Documents. The Company has made available to the Trust a complete and correct copy of its Charter and bylaws, each as amended to date (the “Organizational Documents”). The Organizational Documents are in full force and effect. The Company is not in violation of any provision of its Organizational Documents.
     4.3. Authorization. The execution, delivery and performance of this Agreement, including the issuance and delivery of the Shares and the conversion thereof into the Underlying Shares, (a) have been duly authorized by all requisite corporate and shareholder action (other than the actions contemplated in Sections 6.1, 6.2, 6.3, 6.6, 6.7 (with respect to Board of Director’s approval only) and 6.8 (with respect to clause (ii) of the second sentence only)) and (b) will not to the best knowledge of the Company after due investigation (i) result in the violation by the Company or any Material Subsidiary of (A) any provision of law, statute, rule or regulation that is applicable to the Company, any Material Subsidiary or the transactions contemplated hereby, or of the certificate or articles of incorporation or other constitutive documents or bylaws of the Company or any Material Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which the Company or any Material Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of, terminate or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to terminate or accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Company or any Material Subsidiary, except in the case of clause (b)(i)(A) for any actual or potential violations disclosed by the Company to the Trust in writing as of the Effective Date and except in the case of clauses (b)(i), (b)(ii) and (b)(iii) as would not, individually or in the aggregate, have a Material Adverse Effect or affect the validity of the Series C Preferred Stock.
     4.4. Enforceability. This Agreement has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by the Trust) shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except that rights to indemnification and contribution may be limited under applicable law.
     4.5. Valid Issuance. When issued in accordance with the terms of this Agreement, the Series C Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable, free and clear of all liens and preemptive rights. The Underlying Shares will be duly and validly reserved for issuance immediately after the Company’s shareholders approve the Charter Amendment (as defined in the Certificate of Designations). When issued and delivered in accordance with the terms of this Agreement and the Series C Preferred Stock, such Underlying Shares will be duly authorized, validly issued, fully paid and nonassessable, free and clear of all liens and preemptive rights.
     4.6. Governmental Approvals. Assuming the accuracy of the Trust’s representations and warranties set out in Section 5.1 and Section 5.2 of this Agreement and its compliance with its obligations hereunder, to the best knowledge of the Company after due investigation, no action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required to be taken, obtained or made by the Company or any Material Subsidiary in connection with this Agreement, except (a) such as have been made or obtained and are in full force and effect, (b) such as have been disclosed by the Company to the Trust in writing as of the Effective Date, (c) the filings and registrations contemplated by Sections 6.2, 6.6, 7.1 and 7.2 hereof and (d) if the failure to take such action, obtain such consent or approval or register or file with such Governmental Authority could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
5. ACKNOWLEDGMENTS AND AGREEMENTS OF THE TRUST
     5.1. Purchase of Restricted Shares. The Trust acknowledges that the Shares and the Underlying Shares have not been registered under the Securities Act or under any U.S. federal or state securities laws. The Trust (a) is acquiring the Shares pursuant to an exemption from registration under the Securities Act and with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. federal or state securities laws, (b) will not sell or otherwise dispose of any of the Shares or the Underlying Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. federal or state securities laws, and (c) including through such advisors that it may retain or consult, has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the Purchase and of making an informed investment decision.
      5.2. Legends.
     (a) The Trust agrees that all certificates or other instruments representing the Series C Preferred Stock will bear a legend substantially to the following effect:
“THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY OR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.”
     (b) In addition, the Trust agrees that all certificates or other instruments representing the Underlying Shares will bear a legend substantially to the following effect:
“THE SECURITIES REFERRED TO HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER SUCH SECURITIES NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.”
     (c) In the event that any Series C Preferred Stock or Underlying Shares (i) become registered under the Securities Act or (ii) are eligible, in the opinion of counsel to the holder of Series C Preferred Stock reasonably satisfactory to the Company, to be transferred without restriction or any limitation in accordance with Rule 144, the Company shall issue new certificates or other instruments representing such Series C Preferred Stock or Underlying Shares, which shall not contain the applicable legends in Sections 5.2(a) and (b) above; provided that the holder of the Series C Preferred Stock or Underlying Shares, as applicable, surrenders to the Company the previously issued certificates or other instruments.
6. COVENANTS
          The Company covenants and agrees with the Trust that:
      6.1. Board of Directors Resolutions.
          (a) The Board of Directors of the Company (the “Board of Directors”) shall adopt within 45 days of the Effective Date resolutions pursuant to 8 Del. C. § 242(b), in form and substance reasonably satisfactory to the Trustees, to amend (i) the Charter to reduce the par value of the Common Stock to $0.000001 per share, and increase the number of authorized shares of Common Stock to 19 billion (the

“Common Stock Amendment Proposal”), (ii) the Charter to reduce the par value of the Company’s Serial Preferred Stock (as defined in the Charter) to $0.00004 per share and increase the number of authorized shares of the Company’s Serial Preferred Stock to 13 billion (the “Serial Preferred Stock Amendment Proposal”), (iii) the Certificate of Designations such that (1) the number of shares of Series C Preferred Stock authorized and outstanding upon the effectiveness of the Serial Preferred Stock Amendment Proposal shall be the Number of Underlying Shares (as defined in the Certificate of Designations) as of the effective date of the Serial Preferred Stock Amendment Proposal, (2) the Conversion Ratio (as defined in the Certificate of Designations) as of any date shall equal the quotient obtained by dividing (x) the Number of Outstanding Shares (as defined in the Certificate of Designations) as of such date by (y) the Number of Outstanding Shares as of the effective date of such amendment and (3) the liquidation preference per share of the Series C Preferred Stock shall be $500,000 divided by the Number of Underlying Shares as of the effective date of such amendment (the “Series C Preferred Stock Amendment Proposal” and, collectively with the Common Stock Amendment Proposal and the Serial Preferred Stock Amendment Proposal, the “Special Meeting Shareholder Proposals”), (iv) the Charter (A) to permit the Board of Directors to issue classes of Serial Preferred Stock that are not of equal rank, such that the Board of Directors or a duly authorized committee thereof may, prior to issuance, in the resolution or resolutions providing for the issue of shares of each particular series, provide whether the shares of such series rank senior or junior to any other class of Serial Preferred Stock as to the right to receive dividends and the right to receive payments out of the assets of the Company upon voluntary or involuntary liquidation, dissolution or winding up of the Company and (B) to cause the Series D Preferred Stock and any other series of Serial Preferred Stock subsequently issued to the United States Department of the Treasury to rank senior to the Series C Preferred Stock and any other subsequently issued series of Serial Preferred Stock that is not issued to the United States Department of the Treasury, so that as a result of these amendments the Series C Preferred Stock and any subsequently issued series of Serial Preferred Stock that ranks pari passu with or junior to the Series C Preferred Stock would not be entitled to vote on the subsequent creation or issuance of any such senior Serial Preferred Stock (the “Series D Preferred Stock Amendment Proposal”) and (v) the Charter to eliminate any restriction on the pledging of all or substantially all of the property or assets of the Company (the “Pledging Restrictions Amendment Proposal” and, collectively with the Common Stock Amendment Proposal, the Serial Preferred Stock Amendment Proposal, the Series C Preferred Stock Amendment Proposal and the Series D Preferred Stock Amendment Proposal, the “Charter Amendment Proposals”).
          (b) Pursuant to 8 Del. C. § 242(b) the Board of Directors shall, concurrently with the adoption of the resolutions described in clause (a) above, declare that the Charter Amendment Proposals are advisable and (i) call a special meeting with respect to the Special Meeting Shareholder Proposals or direct that the Special Meeting Shareholder Proposals be considered at an annual meeting of the holders of the Company’s capital stock, as applicable, when so directed by the Trust in accordance with Section 6.2(a) (provided, that the notice for a special meeting or annual meeting described in this clause (a) shall not be given until at least 60 days after the Company’s 2009 Annual Meeting of Shareholders) and (ii) direct that the Series D Preferred Stock Amendment Proposal and the Pledging Restrictions Amendment Proposal (collectively the “General Meeting Shareholder Proposals”) be considered at the next annual meeting of the holders of the Company’s capital stock in accordance with Section 6.2(b).
      6.2. Shareholder Vote.
          (a) The Trust shall have the right, in its sole discretion, by giving a notice in accordance with Section 8.3, to cause the Board of Directors, without regard to any subsequent determination made by the Board of Directors concerning the Special Meeting Shareholder Proposals, to call, give notice of and hold a special meeting of the holders of the Company’s capital stock or, if so elected by the Trust in the notice from the Trust, direct that the Special Meeting Shareholder Proposals be considered at the next annual meeting of the holders of the Company’s capital stock following such notice from the Trust, as applicable (provided, that the notice for a special meeting or annual meeting described in this clause (a) shall not be given until at least 60 days after the Company’s 2009 Annual Meeting of Shareholders), with the holders of the Common Stock voting as a separate class in the case of the Common Stock Amendment Proposal and, if applicable, the holders of the Company’s Serial Preferred Stock voting as a separate class in the case of the Serial Preferred Stock Amendment Proposal and, if applicable, the holders of the Series C Preferred Stock voting as a separate class in the case of the Series C Preferred Stock Amendment Proposal, to vote on, among other things, (i) the Common Stock Amendment Proposal, (ii) Serial Preferred Stock Amendment Proposal and (iii) the Series C Preferred Stock Amendment Proposal; provided, that a vote on the Serial Preferred Stock Amendment Proposal and the Series C Preferred Stock Amendment Proposal will only be effective if the Common Stock Amendment Proposal is not approved by the holders of the Common Stock. The Board of Directors shall recommend to the Company’s shareholders that they vote in favor of the Special Meeting Shareholder Proposals. In the event that the approval of all or any portion of the Special Meeting Shareholder Proposals is not obtained at such special shareholders’ meeting, the Trust shall have the right to direct the Company to include a proposal to approve (and the Board of Directors shall recommend approval of) all or such portion of the Special Meeting Shareholder Proposals as the Trust may designate at the next annual meeting of its shareholders and at each subsequent annual meeting of its shareholders until such approval is obtained.
          (b) At and prior to the next annual meeting of the Company’s shareholders following the Closing Date, the Company shall take all action necessary under all applicable laws and regulations and the Company’s Organizational Documents to effect the General Meeting Shareholder Proposals. Such actions shall include, without limitation, the Board of Directors’ calling, giving notice of and holding an annual meeting of the holders of the Company’s capital stock to vote on, among other things the General Meeting Shareholder Proposals and without regard to any subsequent determination made by the Board of Directors concerning the General Meeting Shareholder Proposals. The Board of Directors shall recommend to the Company’s shareholders that they vote in favor of the General Meeting Shareholder Proposals. In the event that the approval of the General Meeting Shareholder Proposals is not obtained at such annual shareholders’ meeting, the Company shall include a proposal to approve such proposals at each subsequent annual meeting of its shareholders, or at any special meeting of the holders of the Company’s capital stock called pursuant to clause (a) above, until such approval is obtained.
          (c) In connection with the special shareholders’ meeting and each annual shareholders’ meeting described in clause (a) or (b) above, the Company shall prepare (and the Trust will reasonably cooperate with the Company to prepare) and file with the SEC a preliminary proxy statement reasonably acceptable to the Trust, shall use its reasonable best efforts to respond to any comments of the SEC or its staff thereon and to cause a definitive proxy statement related to such shareholders’ meeting to be mailed to the Company’s shareholders promptly after clearance thereof by the SEC. The Company shall prepare the preliminary proxy statement describing the Special Meeting Shareholder Proposals as promptly as practicable following the Closing Date, but shall not file it with the SEC unless so directed by the Trust. The Company shall notify the Trust promptly of the receipt of any comments from the SEC or its staff with respect to the proxy statement and of any request by the SEC or its staff for amendments or supplements to such proxy statement or for additional information and will supply the Trust with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to such proxy statement. The Company shall, at its own expense, use its reasonable best efforts to solicit proxies for shareholder approval of the Special Meeting Shareholder Proposals and the General Meeting Shareholder Proposals, including, but not limited to, selecting and retaining a proxy solicitor. If at any time prior to any such shareholders’ meeting there shall occur any event that is required to be set forth in an amendment or supplement to the proxy statement, the

Company shall as promptly as practicable prepare and mail to its shareholders such an amendment or supplement. Each of the Trust and the Company agrees promptly to correct any information provided by it or on its behalf for use in the proxy statement if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall as promptly as practicable prepare and mail to its shareholders an amendment or supplement to correct such information to the extent required by applicable laws and regulations. The Company shall consult with the Trust prior to filing any proxy statement, or any amendment or supplement thereto, and provide the Trust with a reasonable opportunity to comment thereon.
          (d) None of the information supplied by the Company or any of the subsidiaries of the Company for inclusion in any proxy statement in connection with any shareholders’ meeting of the Company will, at the date when first mailed to the Company’s shareholders and at the time of any shareholders’ meeting, and at the time of any amendment or supplement thereof after mailing, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
     6.3. Governance. The Company and the Board of Directors shall work in good faith with the Trustees to ensure corporate governance arrangements satisfactory to the Trustees.
     6.4. Regulation. The Company shall use its reasonable best efforts to take all actions necessary or appropriate to obtain any regulatory approvals, notices, waivers or consents related to the issuance and acquisition of the Series C Preferred Stock or the conversion thereof into the Underlying Shares that are reasonably determined by the Company to be material and that have not been obtained on or prior to the Closing Date and shall assist the Trust in such matters.
     6.5. Takeover Laws. The Company will take all actions necessary or expedient in order to exempt the Trust and any department, agency or instrumentality of the United States government and the Trust’s or such other entity’s acquisition and ownership of the Series C Preferred Stock and any Underlying Shares from, and the Trust and any such other entity and such acquisition and ownership from, (i) the requirements of any applicable “moratorium,” “control share,” “fair price” or other anti-takeover laws and regulations of any jurisdiction, including without limitation Section 203 of the Delaware General Corporation Law, and (ii) any other applicable provision of the Organizational Documents of the Company or the comparable organizational documents of any subsidiary of the Company.
     6.6. Additional Issuance of Shares. If a Conversion Date (as defined in the Certificate of Designations) for any of the Shares occurs prior to the issuance of Common Stock on the Third Stock Purchase Date (as defined in the Purchase Contract Agreement) for the Equity Units, then the Company shall, concurrently with each Stock Purchase Date, Early Settlement Date or Cash Merger Early Settlement Date (each as defined in the Purchase Contract Agreement), as applicable, for the Equity Units following such Conversion Date issue to the Trust or to such other Person as the Trust may direct a number of shares of Common Stock equal to the excess of (x) the number of shares of Common Stock the Trust would have received if it had converted such Shares immediately after the issuance of such shares of Common Stock on such Stock Purchase Date, Early Settlement Date or Cash Merger Early Settlement Date over (y) the number of shares of Common Stock received upon the conversion of such Shares by the holder thereof plus the number of shares of Common Stock delivered to the Trust or its designee under this Section 6.6 as a result of any earlier settlement of such Equity Units. Any such shares of Common Stock issued to the Trust shall be registered for the sole benefit of the United States Treasury in the name of the Trustees in their capacities as Trustees of the Trust. Any such shares of Common Stock issued to such other Person shall be registered in the name of such other Person as the Trustees may direct in their capacities as Trustees of the Trust.
     6.7. Depositary Shares. Upon request by the Trust in connection with a proposed transfer of the Shares to a third party, the Company shall promptly enter into a depositary arrangement, pursuant to customary agreements reasonably satisfactory to the Trust and with a depositary reasonably acceptable to the Trust, pursuant to which the Shares may be deposited and depositary shares, each representing a fraction of a Share or multiple Shares as specified by the Trust, may be issued. From and after the execution of any such depositary arrangement, and the deposit of any Shares pursuant thereto, the depositary shares issued pursuant thereto shall be deemed “Series C Preferred Stock” and, as applicable, “Registrable Securities” for purposes of this Agreement.
     6.8. Issuance of Securities. So long as the equity ownership of the Trust, determined as the sum of the number of shares of Common Stock received upon the conversion of the Series C Preferred Stock and still owned by the Trust and the product of the aggregate number of shares of Series C Preferred Stock owned by the Trust and the Conversion Ratio (whether or not shares of Series C Preferred Stock are then convertible), shall equal or exceed 50% of the Number of Underlying Shares (as adjusted pursuant to Section 11(G) of the Certificate of Designations), the Company shall not, without the prior written consent of the Trust, issue or grant (i) any capital stock or equity ownership interest, including any Participating Security (as defined in the Certificate of Designations); (ii) any rights, options, warrants or convertible securities exercisable or exchangeable for or convertible into any capital stock or other equity ownership interest, including any Participating Security; or (iii) any stock appreciation rights, phantom stock rights, or any other profit participation rights, or any rights or options to acquire any such rights, in each case of clauses (i), (ii) and (iii) above, to any Person. Notwithstanding the previous sentence, the Company shall be permitted to issue capital stock (i)(x) to satisfy any security or instrument existing on September 16, 2008 that is exercisable for, convertible into or exchangeable for Common Stock, (y) in respect of equity compensation awards issued in the ordinary course of business under the Company’s Amended and Restated 2007 Stock Incentive Plan or the Company’s Amended and Restated 2002 Stock Incentive Plan or (z) in respect of any tax-qualified plan approved in the ordinary course of business by the Board of Directors that meets the requirements of Sections 401(a) or 423 of the Code and (ii) subsequent to written notice from the Trust that the Company’s corporate governance arrangements are satisfactory to the Trustees (x) in respect of equity compensation awards issued under any equity compensation plan (including any material amendments thereto) approved by shareholders after September 16, 2008 in accordance with the shareholder approval requirements of the New York Stock Exchange Listed Company Manual or (y) in any one year, up to 0.5% of the outstanding shares of Common Stock pursuant to any other employee benefit plan, employment contract or similar arrangement that is approved by the Compensation and Management Resources Committee of the Board of Directors.
7. REGISTRATION RIGHTS
     7.1. Registration. Section 4.5 of the Series D Preferred Stock Purchase Agreement is hereby incorporated by reference herein with the amendments to such section as provided in Section 7.2 of this Agreement.
     7.2. Amendments. For purposes of this Agreement the provisions of Section 4.5 of the Series D Preferred Stock Purchase Agreement that are incorporated by reference herein shall be amended as follows:
          (a) “Investor” shall mean the Trust;

          (b) “Registrable Securities” shall, except for purposes of Section 4.5(a)(vi) of the Series D Preferred Stock Purchase Agreement, mean: (A) the Series C Preferred Stock, (B) the Underlying Shares and (C) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in the foregoing clauses (A) or (B) by way of conversion, exercise or exchange thereof or share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization. The shares of Series C Preferred Stock and the Underlying Shares shall cease to be Registrable Securities when (1) they are sold pursuant to Rule 144 or an effective registration statement under the Securities Act, (2) except as provided in Section 4.5(o) of the Series D Preferred Stock Purchase Agreement, they may be sold pursuant to Rule 144 without limitation thereunder on volume or manner of sale, (3) they shall have ceased to be outstanding or (4) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities. No such Registrable Securities may be registered under more than one registration statement at any one time;
          (c) The provisions of Section 4.5 of the Series D Preferred Stock Purchase Agreement applicable to the Warrant shall not apply;
          (d) “$200 million” in the eighth line of Section 4.5(a)(ii) of the Series D Preferred Stock Purchase Agreement shall be revised to “$100 million”;
          (e) “and (2) not more than three times in any 12-month period” beginning in the twelfth line of Section 4.5(a)(iii) of the Series D Preferred Stock Purchase Agreement shall be revised to “and (2) not more than two times in any 12-month period”;
          (f) a new parenthetical is added to the end of Section 4.5(a)(vi)(B) of the Series D Preferred Stock Purchase Agreement so that the end of subclause (B) shall read “(for the purposes of this subclause (B) only, as each term is defined in the Series D Preferred Stock Purchase Agreement)”;
          (g) a new subclause (C) is added to Section 4.5(a)(vi) and current subclause (C) is changed to (D). New subclause (C) shall read: “(C) then the Registrable Securities of the Trust and all other Holders who have received Registrable Securities from the Trust and who have requested inclusion of Registrable Securities pursuant to Section 4.5(a)(ii) or Section 4.5(a)(iv), as applicable, pro rata on the basis of the aggregate number of such securities or shares owned by each such person, and”;
          (h) “members and former members” in the second line of Section 4.5(e) of the Series D Preferred Stock Purchase Agreement shall be revised to “members, former members and trustees (both individually and in their fiduciary capacities)”;
          (i) “representatives and Affiliates” in the third line of Section 4.5(g)(i) of the Series D Preferred Stock Purchase Agreement shall be revised to “representatives, trustees (both individually and in their fiduciary capacities) and Affiliates”;
          (j) “, joint or several,” in the eighth line of Section 4.5(g)(i) of the Series D Preferred Stock Purchase Agreement shall be revised to “, joint or several, (x) with respect to the Trustees and their agents and representatives, relating to, arising out of or in connection with any registration pursuant to this Agreement or (y)”;
          (k) “not misleading; provided that the Company” in the sixteenth line of Section 4.5(g)(i) of the Series D Preferred Stock Purchase Agreement shall be revised to “not misleading. With respect to clause (x)

     above, the Company will not, however, be responsible for any losses, claims, damages, actions or liabilities (or costs or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of any Indemnitee. With respect to clause (y) above, the Company”;
     (l) “a liquidation preference or, in the case of Registrable Securities other than Preferred Stock,” beginning in the third line of Section 4.5(h) of the Series D Preferred Stock Purchase Agreement shall be deleted and for the purpose of Section 4.5 the market value of the Series C Preferred Stock shall be the market value of a number of shares of Common Stock issuable upon conversion of such shares of Series C Preferred Stock (whether or not shares of Series C Preferred Stock are then convertible);
     (m) “$200 million” in the fourth line of Section 4.5(h) of the Series D Preferred Stock Purchase Agreement shall be revised to “$100 million”;
     (n) “, in the case of an underwritten offering of Common Stock or Warrants,” in the fifth line of Section 4.5(i) of the Series D Preferred Stock Purchase Agreement shall be deleted; and
     (o) “, in the case of an underwritten offering of Preferred Stock, any preferred stock of the Company, or, in each case,” beginning in the sixth line of Section 4.5(i) of the Series D Preferred Stock Purchase Agreement shall be deleted.
     7.3. Consistency. The Trust agrees that Section 7.1 and Section 7.2 of this Agreement are not inconsistent with or in conflict with Section 4.5 of the Series D Preferred Stock Purchase Agreement.
8. MISCELLANEOUS
     8.1. Amendments; Waivers. This Agreement may be waived or amended solely by a writing executed by all of the parties hereto. In no event shall any rights granted hereunder prevent the parties hereto from waiving or amending in any manner whatsoever the covenants of the Company hereunder.
     8.2. Governing Law; Jurisdiction; Venue or Inconvenient Forum. This Agreement, and the rights and obligations of the parties hereunder, shall be governed by, and construed and interpreted in accordance with, United States federal law and not the law of any State. To the extent that a court looks to the laws of any State to determine or define the United States federal law, it is the intention of the parties hereto that such court shall look only to the laws of the State of New York without regard to the rules of conflicts of laws. The Series C Preferred Stock shall be governed as set forth in the terms thereof. The parties agree that the United States District Court for the Southern District of New York shall have exclusive jurisdiction over any claims arising under this Agreement, including claims for enforcement of the Agreement. Each party hereby waives, to the extent permitted by applicable law, any objection to venue or any defense of inconvenient forum or any personal or subject matter jurisdictional defense in connection with such proceedings in such court.
     8.3. Notices. Any notice which any party hereto may give to the other hereunder shall be in writing and shall be given by hand delivery, first class registered mail, or overnight courier service, or by facsimile transmission confirmed by one of the aforesaid methods, sent, if to the Company:
American International Group, Inc.
70 Pine Street, New York, New York 10270
Attention: General Counsel
Facsimile: (212) 785-2175
Telephone: (212) 770-7000
with a copy to:
Sullivan & Cromwell LLP
125 Broad Street, New York, New York 10004
Attention: Robert W. Reeder III, Michael M. Wiseman
Facsimile: (212) 558-3588
Telephone: (212) 558-4000
if to the Trust:
AIG Credit Facility Trust
c/o Kevin F. Barnard
Arnold & Porter LLP
399 Park Avenue
New York, New York 10022
Facsimile : (212) 715-1399
Telephone: (212) 715-1000
with copies to the Trustees, to the addresses and facsimile numbers that each
Trustee has provided to the Company in writing on the Effective Date, or to such other address and facsimile number as such party may hereafter specify for the purpose of notices to the other party. All notices hereunder shall be effective upon receipt.
     8.4. Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.
     8.5. Business Day. To the extent that any deadline or date of performance of any right or obligation set forth herein shall fall on a day other than a Business Day, then such deadline or date of performance shall automatically be extended to the next succeeding Business Day.
     8.6. Entire Agreement. This Agreement, together with the Certificate of Designations, constitutes the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement, together with the Certificate of Designations. Nothing in this Agreement, together with the Certificate of Designations, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder) any rights, remedies, obligations or liabilities under or by reason of this Agreement, together with the Certificate of Designations.
     8.7. Remedies. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto (a) will, to the extent permitted by law, waive, in any action for specific performance, the defense of adequacy of a remedy at law and (b) shall, to the extent permitted by law, be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to an order compelling specific performance of this Agreement in any action instituted in the United States District Court for the Southern District of New York.
     8.8. No Personal Liability by Trustees. It is expressly understood and agreed by the parties hereto that this Agreement is being executed and delivered by the Trustees not individually or personally but solely in their capacities as Trustees in the exercise of the powers and authority conferred and vested in them as such Trustees, and under no circumstances shall any Trustee or former Trustee have any personal liability in the Trustee’s individual capacity in connection with this Agreement or any transaction contemplated hereby.
     8.9. Severability. In the event that any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, then to the extent permitted by applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     8.10. Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable or delegable by any party hereto without the prior written consent of the other party, and any attempt to assign or delegate any right, remedy, obligation or liability hereunder without such consent shall be void. Notwithstanding the foregoing the Trust may, without the Company’s consent, transfer or assign (i) all or any part of its rights and remedies under Sections 6.2 and 6.6 of this Agreement to any third party and (ii) all or any part of its rights and remedies under Sections 7.1 and 7.2 of this Agreement as permitted by such Sections.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

AMERICAN INTERNATIONAL GROUP, INC.
By:	/s/ Edward M. Liddy
	Name:	Edward M. Liddy
	Title:	Chairman and Chief Executive Officer

AIG CREDIT FACILITY TRUST
By:	/s/ Jill M. Considine
	Name:	Jill M. Considine
	Title:	Trustee

By:	/s/ Chester B. Feldberg
	Name:	Chester B. Feldberg
	Title:	Trustee

By:	/s/ Douglas L. Foshee
	Name:	Douglas L. Foshee
	Title:	Trustee

Signature Page to Series C Perpetual, Convertible, Participating Preferred Stock Purchase Agreement